                                        NEWS RELEASE

PAR PACIFIC HOLDINGS REPORTS THIRD QUARTER 2021 RESULTS

HOUSTON, November 3, 2021 - Par Pacific Holdings, Inc. (NYSE: PARR) (“Par Pacific” or the “Company”) today reported its financial results for the quarter ended September 30, 2021.

Third Quarter 2021 Highlights

•Record Quarterly Net Income of $81.8 million, or $1.37 per diluted share
•Adjusted Net Income of $45.1 million, or $0.76 per diluted share
•Adjusted EBITDA of $84.7 million
•Financial results include a $29.1 million RINs mark-to-market (MTM) benefit related to the 2019 and 2020 compliance years

Par Pacific reported net income of $81.8 million, or $1.37 per diluted share, for the quarter ended September 30, 2021, compared to a net loss of $14.3 million, or $(0.27) per diluted share, for the same quarter in 2020. Third quarter 2021 Adjusted Net Income was $45.1 million, compared to Adjusted Net Loss of $56.5 million in the third quarter of 2020. Third quarter 2021 Adjusted EBITDA was $84.7 million, compared to $(16.1) million in the third quarter of 2020. A reconciliation of reported non-GAAP financial measures to their most directly comparable GAAP financial measures can be found in the tables accompanying this news release.

“Strong operational execution during the ongoing global recovery enabled us to generate record net income for our investors in the third quarter,” said William Pate, President and Chief Executive Officer. “With the continued improvement in market conditions and debt repayment of nearly $150 million in 2021, we are looking forward to a very strong 2022.”
Refining
The Refining segment reported an operating income of $86.4 million in the third quarter of 2021, compared to an operating loss of $5.1 million in the third quarter of 2020. Adjusted Gross Margin for the Refining segment was $120.0 million in the third quarter of 2021, compared to $16.3 million in the third quarter of 2020.

Refining Adjusted EBITDA was $64.5 million in the third quarter of 2021, compared to $(33.7) million in the third quarter of 2020. Third quarter 2021 Refining segment Adjusted EBITDA was impacted by a MTM benefit of $29.1 million related to favorable RINs prices.

Hawaii
The 3-1-2 Singapore Crack Spread was $6.20 per barrel in the third quarter of 2021, compared to $1.92 per barrel in the third quarter of 2020. Throughput in the third quarter of 2021 was 81 thousand barrels per day (Mbpd), compared to 51 Mbpd for the same quarter in 2020. Production costs were $4.28 per throughput barrel in the third quarter of 2021, compared to $5.80 per throughput barrel in the same period in 2020.

The Hawaii refinery’s Adjusted Gross Margin of $7.66 per barrel during the third quarter of 2021 reflects a RINs MTM benefit of approximately $16.7 million, or $2.24 per barrel.

Washington
The Pacific Northwest 5-2-2-1 Index averaged $18.59 per barrel in the third quarter of 2021, compared to $9.39 per barrel in the third quarter of 2020. The Washington refinery’s throughput was 38 Mbpd in the third quarter of 2021, compared to 41 Mbpd in the third quarter of 2020. Production costs were $3.60 per throughput barrel in the third quarter of 2021, compared to $3.40 per throughput barrel in the same period in 2020.

The Washington refinery’s Adjusted Gross Margin of $4.97 per barrel during the third quarter of 2021 reflects a RINs MTM benefit of approximately $4.3 million, or $1.23 per barrel.

Wyoming
During the third quarter of 2021, the Wyoming 3-2-1 Index averaged $41.78 per barrel, compared to $19.63 per barrel in the third quarter of 2020. The Wyoming refinery’s throughput was 18 Mbpd in the third quarter of 2021, compared to 13 Mbpd in the third quarter of 2020. Production costs were $5.92 per throughput barrel in the third quarter of 2021, compared to $7.51 per throughput barrel in the same period in 2020.

The Wyoming refinery's Adjusted Gross Margin of $27.40 per barrel during the third quarter of 2021 reflects a RINs MTM benefit of approximately $8.1 million, or $4.91 per barrel and a FIFO (first-in, first-out) benefit of approximately $0.8 million, or $0.48 per barrel.

Retail
The Retail segment reported operating income of $11.2 million in the third quarter of 2021, compared to operating income of $12.1 million in the third quarter of 2020. Adjusted Gross Margin for the Retail segment was $32.5 million in the third quarter of 2021, compared to $31.0 million in the same quarter of 2020.

Retail Adjusted EBITDA was $13.8 million in the third quarter of 2021, compared to $14.9 million in the third quarter of 2020. The Retail segment reported sales volumes of 28.7 million gallons in the third quarter of 2021, compared to 25.9 million gallons in the same quarter of 2020.

Logistics
The Logistics segment reported operating income of $13.4 million in the third quarter of 2021, compared to $6.4 million in the third quarter of 2020. Adjusted Gross Margin for the Logistics segment was $22.7 million in the third quarter of 2021, compared to $15.3 million in the same quarter of 2020.

Logistics Adjusted EBITDA was $18.9 million in the third quarter of 2021, compared to $11.9 million in the third quarter of 2020.

Laramie Energy
Due to the discontinuation of the equity method of accounting as of June 30, 2020, we recorded no equity earnings (losses) from Laramie in the third quarter of 2021. Laramie’s total net loss was $41.9 million in the third quarter of 2021, including unrealized losses on derivatives of $54.9 million. These results compare to a net loss of $12.6 million in the third quarter of 2020. Laramie’s total Adjusted EBITDAX was $26.2 million in the third quarter of 2021, compared to $8.1 million in the third quarter of 2020.

Laramie’s total net loss was $1.3 million for the nine months ended September 30, 2021, compared to a net loss of $26.4 million during the same period of 2020. Laramie’s total Adjusted EBITDAX was $95.6 million for the nine months ended September 30, 2021, compared to $25.4 million during the same period of 2020.

Liquidity
Net cash provided by operations totaled $52.8 million for the three months ended September 30, 2021, compared to net cash used in operations of $7.8 million for the three months ended September 30, 2020. Net cash used in investing activities totaled $6.5 million for the three months ended September 30, 2021, compared to net cash used in investing activities of $12.3 million for the three months ended September 30, 2020. Net cash used in financing activities totaled $17.3 million for the three months ended September 30, 2021, compared to net cash provided by financing activities of $4.1 million for the three months ended September 30, 2020.

At September 30, 2021, Par Pacific’s cash balance totaled $201.3 million, long-term debt totaled $566.8 million, and total liquidity was $276.8 million. Net debt was $381.7 million at September 30, 2021.

Conference Call Information
A conference call is scheduled for Thursday, November 4, 2021 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To access the call, please dial 1-833-974-2377 inside the U.S. or 1-412-317-5782 outside of the U.S. and ask for the Par Pacific call. Please dial in at least 10 minutes early to register. The webcast may be accessed online through the Company’s website at http://www.parpacific.com on the Investors page. A telephone replay will be available until November 18, 2021 and may be accessed by calling 1-877-344-7529 inside the U.S. or 1-412-317-0088 outside the U.S. and using the conference ID 10160861.

About Par Pacific
Par Pacific Holdings, Inc. (NYSE: PARR), headquartered in Houston, Texas, owns and operates market-leading energy, infrastructure, and retail businesses. Par Pacific’s strategy is to acquire and develop businesses in logistically complex markets. Par Pacific owns and operates one of the largest energy networks in Hawaii with 94,000 bpd of operating refining capacity, a logistics system supplying the major islands of the state and 90 retail locations. In the Pacific Northwest and the Rockies, Par Pacific owns and operates 60,000 bpd of combined refining capacity, related multimodal logistics systems, and 30 retail locations. Par Pacific also owns 46% of Laramie Energy, LLC, a natural gas production company with operations and assets concentrated in Western Colorado. More information is available at www.parpacific.com.

Forward-Looking Statements
This news release (and oral statements regarding the subject matter of this news release, including those made on the conference call and webcast announced herein) includes certain “forward-looking statements”

within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, without limitation, statements about: expected market conditions; expected refinery throughput; anticipated cost savings; anticipated capital expenditures, including major maintenance costs, and their effect on our financial and operating results, including earnings per share and free cash flow; anticipated retail sales volumes and on-island sales; the anticipated financial and operational results of Laramie Energy, LLC; the amount of our discounted net cash flows and the impact of our NOL carryforwards thereon; our ability to identify, acquire and operate energy, related retailing and infrastructure companies with attractive competitive positions; the timing and expected results of certain development projects, as well as the impact of such investments on our product mix and on-island sales; and other risks and uncertainties detailed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any other documents that we file with the Securities and Exchange Commission. Additionally, forward looking statements are subject to certain risks, trends, and uncertainties, such as changes to our financial condition and liquidity; the volatility of crude oil and refined product prices; operating disruptions at our refineries resulting from unplanned maintenance events or natural disasters; environmental risks; and risks of political or regulatory changes. We cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Additionally, significant uncertainties remain with respect to COVID-19 and its economic effects. Due to the unpredictable and unprecedented nature of the COVID-19 pandemic, we cannot identify all potential risks to, and impacts on, our business, including the ultimate adverse economic impact to our results of operations, financial position and liquidity. There can be no guarantee that the operational and financial measures we have taken, and may take in the future, will be fully effective. We do not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events or otherwise. We further expressly disclaim any written or oral statements made by a third party regarding the subject matter of this news release.

Contact:
Ashimi Patel
Senior Manager, Investor Relations
(832) 916-3355
apatel@parpacific.com

Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues	$1,310,368	$689,981	$3,416,573	$2,409,365
Operating expenses
Cost of revenues (excluding depreciation)	1,098,422	585,289	3,184,583	2,236,778
Operating expense (excluding depreciation)	78,059	69,458	221,068	209,876
Depreciation, depletion, and amortization	23,618	22,821	70,046	66,232
Impairment expense	—	—	—	67,922
Loss (gain) on sale of assets, net	2	—	(64,400)	—
General and administrative expense (excluding depreciation)	12,473	9,818	36,559	31,823
Acquisition and integration costs	1	(155)	87	600
Total operating expenses	1,212,575	687,231	3,447,943	2,613,231
Operating income (loss)	97,793	2,750	(31,370)	(203,866)
Other income (expense)
Interest expense and financing costs, net	(15,374)	(17,523)	(50,711)	(52,611)
Debt extinguishment and commitment costs	(9)	—	(8,144)	—
Gain on curtailment of pension obligation	—	—	2,032	—
Other income (expense), net	(22)	610	3	1,089
Change in value of common stock warrants	—	—	—	4,270
Equity losses from Laramie Energy, LLC	—	—	—	(46,905)
Total other income (expense), net	(15,405)	(16,913)	(56,820)	(94,157)
Income (loss) before income taxes	82,388	(14,163)	(88,190)	(298,023)
Income tax benefit (expense)	(586)	(108)	(1,193)	20,855
Net income (loss)	$81,802	$(14,271)	$(89,383)	$(277,168)

Weighted-average shares outstanding
Basic	59,437	53,374	57,713	53,265
Diluted	59,761	53,374	57,713	53,265

Income (loss) per share
Basic	$1.38	$(0.27)	$(1.55)	$(5.20)
Diluted	$1.37	$(0.27)	$(1.55)	$(5.20)
Balance Sheet Data
(Unaudited)
(in thousands)

	September 30, 2021	December 31, 2020
Balance Sheet Data
Cash and cash equivalents	$201,305	$68,309
Working capital (1)	(434,136)	(250,587)
Debt, including current portion	566,784	708,593
Total stockholders’ equity	253,502	246,274
________________________________________

(1)Working capital is calculated as (i) total current assets excluding cash and cash equivalents less (ii) total current liabilities excluding current portion of long-term debt. Total current assets include inventories stated at the lower of cost or net realizable value.

Operating Statistics
The following table summarizes key operational data:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Total Refining Segment
Feedstocks throughput (Mbpd)	137.3	105.0	135.1	124.0
Refined product sales volume (Mbpd)	144.9	125.0	140.5	141.2

Hawaii Refineries
Combined Feedstocks throughput (Mbpd)	81.0	51.2	82.0	70.9
Par East throughput (Mbpd)	81.0	51.2	82.0	62.5
Par West throughput (Mbpd)	—	—	—	8.4

Yield (% of total throughput)
Gasoline and gasoline blendstocks	23.3%	23.1%	24.2%	23.6%
Distillates	45.9%	31.0%	45.3%	41.1%
Fuel oils	24.9%	41.0%	26.0%	29.6%
Other products	3.4%	(0.7)%	1.5%	1.3%
Total yield	97.5%	94.4%	97.0%	95.6%

Refined product sales volume (Mbpd)
On-island sales volume	86.7	67.6	83.9	85.3
Export sales volume	—	2.5	—	0.8
Total refined product sales volume	86.7	70.1	83.9	86.1

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$7.66	$(0.47)	$2.52	$(2.17)
Production costs per bbl ($/throughput bbl) (2)	4.28	5.80	3.89	4.30
DD&A per bbl ($/throughput bbl)	0.67	0.64	0.67	0.45

Washington Refinery
Feedstocks throughput (Mbpd)	38.4	40.5	36.3	39.1

Yield (% of total throughput)
Gasoline and gasoline blendstocks	22.8%	22.6%	23.6%	23.3%
Distillate	33.0%	34.6%	34.3%	35.3%
Asphalt	22.5%	19.4%	20.9%	19.0%
Other products	18.7%	20.7%	18.4%	19.6%
Total yield	97.0%	97.3%	97.2%	97.2%

Refined product sales volume (Mbpd)	40.7	42.0	40.3	40.9

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$4.97	$2.16	$1.37	$5.36
Production costs per bbl ($/throughput bbl) (2)	3.60	3.40	3.70	3.51
DD&A per bbl ($/throughput bbl)	1.48	1.29	1.56	1.40

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Wyoming Refinery
Feedstocks throughput (Mbpd)	17.9	13.3	16.8	14.0

Yield (% of total throughput)
Gasoline and gasoline blendstocks	46.5%	48.2%	46.9%	48.5%
Distillate	46.2%	46.2%	46.0%	46.1%
Fuel oils	2.3%	1.9%	2.1%	1.9%
Other products	2.1%	1.6%	2.0%	1.4%
Total yield	97.1%	97.9%	97.0%	97.9%

Refined product sales volume (Mbpd)	17.5	12.9	16.3	14.2

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$27.40	$8.53	$14.17	$4.35
Production costs per bbl ($/throughput bbl) (2)	5.92	7.51	6.49	7.22
DD&A per bbl ($/throughput bbl)	2.77	4.65	2.83	4.03

Market Indices ($ per barrel)
3-1-2 Singapore Crack Spread (3)	$6.20	$1.92	$4.80	$3.29
Pacific Northwest 5-2-2-1 Index (4)	18.59	9.39	15.39	11.51
Wyoming 3-2-1 Index (5)	41.78	19.63	31.01	17.63

Crude Oil Prices ($ per barrel)
Brent	$73.23	$43.34	$67.92	$42.52
WTI	70.52	40.92	64.99	38.31
ANS	73.83	43.11	68.35	41.19
Bakken Clearbrook	70.77	39.44	64.84	35.59
WCS Hardisty	57.54	30.93	52.39	25.78
Brent M1-M3	1.36	(0.79)	1.05	(1.17)

Retail Segment
Retail sales volumes (thousands of gallons)	28,746	25,936	82,418	76,964
________________________________________
(1)We calculate Adjusted Gross Margin per barrel by dividing Adjusted Gross Margin by total refining throughput. Adjusted Gross Margin for our Washington refinery is determined under the last-in, first-out (“LIFO”) inventory costing method. Adjusted Gross Margin for our other refineries is determined under the first-in, first-out (“FIFO”) inventory costing method. Please see discussion of Adjusted Gross Margin below.
(2)Management uses production costs per barrel to evaluate performance and compare efficiency to other companies in the industry. There are a variety of ways to calculate production costs per barrel; different companies within the industry calculate it in different ways. We calculate production costs per barrel by dividing all direct production costs, which include the costs to run the refineries including personnel costs, repair and maintenance costs, insurance, utilities, and other miscellaneous costs, by total refining throughput. Our production costs are included in Operating expense (excluding depreciation) on our condensed consolidated statement of operations, which also includes costs related to our bulk marketing operations.
(3)We believe the 3-1-2 Singapore Crack Spread (or three barrels of Brent crude oil converted into one barrel of gasoline and two barrels of distillates (diesel and jet fuel)) is the most representative market indicator of our current operations in Hawaii.
(4)We believe the Pacific Northwest 5-2-2-1 Index is the most representative market indicator for our operations in Tacoma, Washington. The Pacific Northwest 5-2-2-1 Index is computed by taking two parts gasoline (sub-octane), two parts middle distillates (ultra-low sulfur diesel (“ULSD”) and jet fuel), and one part fuel oil as created from five barrels of Alaskan North Slope (“ANS”) crude oil.
(5)The profitability of our Wyoming refinery is heavily influenced by crack spreads in nearby markets. We believe the Wyoming 3-2-1 Index is the most representative market indicator for our operations in Wyoming. The Wyoming 3-2-1

Index is computed by taking two parts gasoline and one part distillates (ULSD) as created from three barrels of West Texas Intermediate Crude Oil (“WTI”). Pricing is based 50% on applicable product pricing in Rapid City, South Dakota, and 50% on applicable product pricing in Denver, Colorado.
Non-GAAP Performance Measures
Management uses certain financial measures to evaluate our operating performance that are considered non-GAAP financial measures. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and our calculations thereof may not be comparable to similarly titled measures reported by other companies.
Adjusted Gross Margin
Adjusted Gross Margin is defined as (i) operating income (loss) adjusted for operating expense (excluding depreciation); depreciation, depletion, and amortization (“DD&A”); impairment expense; loss (gain) on sale of assets; inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, contango (gains) and backwardation losses associated with our Washington inventory and intermediation obligation, and purchase price allocation adjustments); LIFO layer liquidation impacts associated with our Washington inventory; Renewable Identification Numbers (“RINs”) loss (gain) in excess of net obligation (which represents the income statement effect of reflecting our RINs liability on a net basis); and unrealized loss (gain) on derivatives or (ii) revenues less cost of revenues (excluding depreciation) plus inventory valuation adjustment, unrealized loss (gain) on derivatives, LIFO layer liquidation impacts associated with our Washington inventory, and RINs loss (gain) in excess of net obligation. We define cost of revenues (excluding depreciation) as the hydrocarbon-related costs of inventory sold, transportation costs of delivering product to customers, crude oil consumed in the refining process, costs to satisfy our RINs and environmental credit obligations, and certain hydrocarbon fees and taxes. Cost of revenues (excluding depreciation) also includes the unrealized gain (loss) on derivatives and the inventory valuation adjustment that we exclude from Adjusted Gross Margin.
Management believes Adjusted Gross Margin is an important measure of operating performance and uses Adjusted Gross Margin per barrel to evaluate operating performance and compare profitability to other companies in the industry and to industry benchmarks. Management believes Adjusted Gross Margin provides useful information to investors because it eliminates the gross impact of volatile commodity prices and adjusts for certain non-cash items and timing differences created by our inventory financing agreements and lower of cost and net realizable value adjustments to demonstrate the earnings potential of the business before other fixed and variable costs, which are reported separately in Operating expense (excluding depreciation) and Depreciation, depletion, and amortization.
Adjusted Gross Margin should not be considered an alternative to operating income (loss), cash flows from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted Gross Margin presented by other companies may not be comparable to our presentation since each company may define this term differently as they may include other manufacturing costs and depreciation expense in cost of revenues.
The following tables present a reconciliation of Adjusted Gross Margin to the most directly comparable GAAP financial measure, operating income (loss), on a historical basis, for selected segments, for the periods indicated (in thousands):

Three months ended September 30, 2021	Refining	Logistics	Retail
Operating income (loss)	$86,413	$13,357	$11,201
Operating expense (excluding depreciation)	55,613	3,754	18,692
Depreciation, depletion, and amortization	14,748	5,545	2,630
Loss (gain) on sale of assets, net	—	2	—
Inventory valuation adjustment	(727)	—	—
LIFO liquidation adjustment	(4,151)	—	—
RINs loss (gain) in excess of net obligation	(42,103)	—	—
Unrealized loss (gain) on derivatives	10,228	—	—
Adjusted Gross Margin (1)	$120,021	$22,658	$32,523

Three months ended September 30, 2020	Refining	Logistics	Retail
Operating income (loss)	$(5,106)	$6,434	$12,060
Operating expense (excluding depreciation)	49,972	3,364	16,122
Depreciation, depletion, and amortization	13,509	5,513	2,829
Inventory valuation adjustment	(43,980)	—	—
LIFO liquidation adjustment	6,211	—	—
RINs loss in excess of net obligation	645	—	—
Unrealized loss (gain) on derivatives	(4,952)	—	—
Adjusted Gross Margin (1) (2)	$16,299	$15,311	$31,011

Nine Months Ended September 30, 2021	Refining	Logistics	Retail
Operating income (loss)	$(103,571)	$37,976	$73,207
Operating expense (excluding depreciation)	156,895	11,144	53,029
Depreciation, depletion, and amortization	43,373	16,176	8,164
Loss (gain) on sale of assets, net	(19,595)	(19)	(44,786)
Inventory valuation adjustment	38,732	—	—
RINs loss in excess of net obligation	11,874	—	—
Unrealized loss (gain) on derivatives	7,620	—	—
Adjusted Gross Margin (1) (3)	$135,328	$65,277	$89,614

Nine Months Ended September 30, 2020	Refining	Logistics	Retail
Operating income (loss)	$(210,433)	$31,513	$10,131
Operating expense (excluding depreciation)	151,601	9,882	48,393
Depreciation, depletion, and amortization	39,209	16,082	8,292
Impairment expense	38,105	—	29,817
Inventory valuation adjustment	(4,635)	—	—
LIFO liquidation adjustment	6,211	—	—
RINs loss in excess of net obligation	17,985	—	—
Unrealized loss (gain) on derivatives	(4,507)	—	—
Adjusted Gross Margin (2)	$33,536	$57,477	$96,633
________________________________________
(1)There was no impairment expense recorded in Operating income (loss) by segment for the three and nine months ended September 30, 2021 and the three months ended September 30, 2020.
(2)There was no loss (gain) on sale of assets for the three and nine months ended September 30, 2020.
(3)There was no LIFO liquidation adjustment for the nine months ended September 30, 2021.
Adjusted Net Income (Loss) and Adjusted EBITDA
Adjusted Net Income (Loss) is defined as Net income (loss) excluding inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, contango (gains) and backwardation losses associated with our Washington inventory and intermediation obligation, and purchase price allocation adjustments), the LIFO layer liquidation impacts associated with our Washington inventory, RINs loss (gain) in excess of net obligation, unrealized (gain) loss on derivatives, acquisition and integration costs, debt extinguishment and commitment costs, increase in (release of) tax valuation allowance and other deferred tax items, changes in the value of contingent consideration and common stock warrants, severance costs, (gain) loss on sale of assets, impairment expense, impairment expense associated with our investment in Laramie Energy and our share of Laramie Energy’s asset impairment losses in excess of our basis difference, and Par’s share of Laramie Energy’s unrealized loss (gain) on derivatives.
Adjusted EBITDA is Adjusted Net Income (Loss) excluding DD&A, interest expense and financing costs, equity losses (earnings) from Laramie Energy excluding Par’s share of unrealized loss (gain) on derivatives, impairment of Par’s investment, and our share of Laramie Energy’s asset impairment losses in excess of our basis difference, and income tax expense (benefit).
We believe Adjusted Net Income (Loss) and Adjusted EBITDA are useful supplemental financial measures that allow investors to assess:
•The financial performance of our assets without regard to financing methods, capital structure, or historical cost basis;
•The ability of our assets to generate cash to pay interest on our indebtedness; and
•Our operating performance and return on invested capital as compared to other companies without regard to financing methods and capital structure.
Adjusted Net Income (Loss) and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income (loss), net income (loss), cash flows provided by operating, investing, and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Adjusted Net Income (Loss) and Adjusted EBITDA presented by other companies may not be comparable to our presentation as other companies may define these terms differently.
The following table presents a reconciliation of Adjusted Net Income (Loss) and Adjusted EBITDA to the most directly comparable GAAP financial measure, net income (loss), on a historical basis for the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss)	$81,802	$(14,271)	$(89,383)	$(277,168)
Inventory valuation adjustment	(727)	(43,980)	38,732	(4,635)
LIFO liquidation adjustment	(4,151)	6,211	—	6,211
RINs loss (gain) in excess of net obligation	(42,103)	645	11,874	17,985
Unrealized loss (gain) on derivatives	10,228	(4,952)	7,620	(4,507)
Acquisition and integration costs	1	(155)	87	600
Debt extinguishment and commitment costs	9	—	8,144	—
Changes in valuation allowance and other deferred tax items (1)	—	—	—	(21,087)
Change in value of common stock warrants	—	—	—	(4,270)
Severance costs	59	—	75	245
Loss (gain) on sale of assets, net	2	—	(64,400)	—
Impairment expense	—	—	—	67,922
Impairment of Investment in Laramie Energy, LLC (2)	—	—	—	45,294
Par’s share of Laramie Energy’s unrealized gain on derivatives (2)	—	—	—	(1,110)
Adjusted Net Income (Loss) (3)	45,120	(56,502)	(87,251)	(174,520)
Depreciation, depletion, and amortization	23,618	22,821	70,046	66,232
Interest expense and financing costs, net	15,374	17,523	50,711	52,611
Equity losses from Laramie Energy, LLC, excluding Par’s share of unrealized loss (gain) on derivatives and impairment losses	—	—	—	2,721
Income tax expense	586	108	1,193	232
Adjusted EBITDA	$84,698	$(16,050)	$34,699	$(52,724)

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(1)Includes increases in (releases of) our valuation allowance associated with business combinations and changes in deferred tax assets and liabilities that are not offset by a change in the valuation allowance. These tax expenses (benefits) are included in Income tax benefit (expense) on our condensed consolidated statements of operations.
(2)Included in Equity losses from Laramie Energy, LLC on our condensed consolidated statements of operations.
(3)For the three and nine months ended September 30, 2021 and 2020, there was no change in value of contingent consideration.

The following table sets forth the computation of basic and diluted Adjusted Net Income (Loss) per share (in thousands, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Adjusted Net Income (Loss)	$45,120	$(56,502)	$(87,251)	$(174,520)
Undistributed Adjusted Net Income allocated to participating securities	—	—	—	—
Adjusted Net Income (Loss) attributable to common stockholders	45,120	(56,502)	(87,251)	(174,520)
Plus: effect of convertible securities	—	—	—	—
Numerator for diluted income (loss) per common share	$45,120	$(56,502)	$(87,251)	$(174,520)

Basic weighted-average common stock shares outstanding	59,437	53,374	57,713	53,265
Add dilutive effects of common stock equivalents (1)	324	—	—	—
Diluted weighted-average common stock shares outstanding	59,761	53,374	57,713	53,265

Basic Adjusted Net Income (Loss) per common share	$0.76	$(1.06)	$(1.51)	$(3.28)
Diluted Adjusted Net Income (Loss) per common share	$0.76	$(1.06)	$(1.51)	$(3.28)
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(1)Entities with a net loss from continuing operations are prohibited from including potential common shares in the computation of diluted per share amounts. We have utilized the basic shares outstanding to calculate both basic and diluted Adjusted Net Income (Loss) per common share for the nine months ended September 30, 2021 and three and nine months ended September 30, 2020.
Adjusted EBITDA by Segment
Adjusted EBITDA by segment is defined as Operating income (loss) by segment excluding depreciation, depletion, and amortization expense, inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, contango (gains) and backwardation losses associated with our Washington inventory and intermediation obligation, and purchase price allocation adjustments), the LIFO layer liquidation impacts associated with our Washington inventory, RINs loss (gain) in excess of net obligation, unrealized loss (gain) on derivatives, acquisition and integration costs, severance costs, loss (gain) on sale of assets, and impairment expense. Adjusted EBITDA by segment also includes Gain on curtailment of pension obligation and Other income (expense), net, which are presented below operating income (loss) on our condensed consolidated statements of operations.

We believe Adjusted EBITDA by segment is a useful supplemental financial measure to evaluate the economic performance of our segments without regard to financing methods, capital structure, or historical cost basis. The following table presents a reconciliation of Adjusted EBITDA by segment to the most directly comparable GAAP financial measure, operating income (loss) by segment, on a historical basis, for selected segments, for the periods indicated (in thousands):

	Three Months Ended September 30, 2021
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$86,413	$13,357	$11,201	$(13,178)
Depreciation, depletion, and amortization	14,748	5,545	2,630	695
Inventory valuation adjustment	(727)	—	—	—
LIFO liquidation adjustment	(4,151)	—	—	—
RINs loss (gain) in excess of net obligation	(42,103)	—	—	—
Unrealized loss (gain) on derivatives	10,228	—	—	—
Acquisition and integration costs	—	—	—	1
Severance costs	53	6	—	—
Loss (gain) on sale of assets, net	—	2	—	—
Other income (expense), net	—	—	—	(22)
Adjusted EBITDA (1)	$64,461	$18,910	$13,831	$(12,504)

	Three Months Ended September 30, 2020
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$(5,106)	$6,434	$12,060	$(10,638)
Depreciation, depletion, and amortization	13,509	5,513	2,829	970
Inventory valuation adjustment	(43,980)	—	—	—
LIFO liquidation adjustment	6,211	—	—	—
RINs loss (gain) in excess of net obligation	645	—	—	—
Unrealized loss (gain) on derivatives	(4,952)	—	—	—
Acquisition and integration costs	—	—	—	(155)
Other income (expense), net	—	—	—	610
Adjusted EBITDA (2)	$(33,673)	$11,947	$14,889	$(9,213)

	Nine Months Ended September 30, 2021
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$(103,571)	$37,976	$73,207	$(38,982)
Depreciation, depletion and amortization	43,373	16,176	8,164	2,333
Inventory valuation adjustment	38,732	—	—	—
RINs loss (gain) in excess of net obligation	11,874	—	—	—
Unrealized loss (gain) on derivatives	7,620	—	—	—
Acquisition and integration costs	—	—	—	87
Severance costs	53	22	—	—
Loss (gain) on sale of assets, net	(19,595)	(19)	(44,786)	—
Gain on curtailment of pension obligation	1,802	228	2	—
Other income (expense), net	—	—	—	3
Adjusted EBITDA (3)	$(19,712)	$54,383	$36,587	$(36,559)

	Nine Months Ended September 30, 2020
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$(210,433)	$31,513	$10,131	$(35,077)
Depreciation, depletion, and amortization	39,209	16,082	8,292	2,649
Inventory valuation adjustment	(4,635)	—	—	—
LIFO liquidation adjustment	6,211	—	—	—
RINs loss (gain) in excess of net obligation	17,985	—	—	—
Unrealized loss (gain) on derivatives	(4,507)	—	—	—
Acquisition and integration costs	—	—	—	600
Severance costs	88	—	—	157
Impairment expense	38,105	—	29,817	—
Other income (expense), net	—	—	—	1,089
Adjusted EBITDA (4)	$(117,977)	$47,595	$48,240	$(30,582)
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(1)For the three months ended September 30, 2021, there was no impairment expense recorded in Operating income (loss) by segment or gain on curtailment of pension obligation.
(2)For the three months ended September 30, 2020, there was no severance cost, loss (gain) on sale of assets, or impairment expense recorded in Operating income (loss) by segment or gain on curtailment of pension obligation.
(3)For the nine months ended September 30, 2021, there was no impairment expense or LIFO liquidation adjustment recorded in Operating income (loss) by segment.
(4)For the nine months ended September 30, 2020, there was no loss (gain) on sale of assets recorded in Operating income (loss) by segment or gain on curtailment of pension obligation.
Laramie Energy Adjusted EBITDAX
Adjusted EBITDAX is defined as net income (loss) excluding commodity derivative loss (gain), loss (gain) on settled derivative instruments, interest expense, gain on extinguishment of debt, non-cash preferred dividend, depreciation, depletion, amortization, and accretion, exploration and geological and geographical expense, bonus accrual, equity-based compensation expense, loss (gain) on disposal of assets, and expired acreage (non-cash). We believe Adjusted EBITDAX is a useful supplemental financial measure to evaluate the economic and operational performance of exploration and production companies such as Laramie Energy.
The following table presents a reconciliation of Laramie Energy’s Adjusted EBITDAX to the most directly comparable GAAP financial measure, net income (loss) for the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss)	(41,892)	$(12,643)	$(1,308)	$(26,418)
Commodity derivative loss (gain)	56,535	4,775	57,885	2,866
Gain (loss) on settled derivative instruments	(1,679)	1,143	(2,846)	4,777
Interest expense and loan fees	5,225	2,373	12,428	6,884
Gain on extinguishment of debt	(695)	—	(695)	—
Non-cash preferred dividend	1,715	1,740	5,457	5,009
Depreciation, depletion, amortization, and accretion	6,548	9,722	23,045	30,379
Exploration and geological and geographical expense	—	26	342	218
Bonus accrual	—	714	602	998
Equity-based compensation expense	—	—	—	16
Loss (gain) on disposal of assets	33	52	(6)	233
Expired acreage (non-cash)	387	237	725	400
Total Adjusted EBITDAX	$26,177	$8,139	$95,629	$25,362